Exhibit 99.1

FOR RELEASE TUESDAY, OCT. 26TH @ 5:00 A.M. PACIFIC

FORMER HOMELAND SECURITY OFFICIAL FRANK CILLUFFO JOINS SAFLINK® BOARD OF DIRECTORS

BELLEVUE, WA – (October 26, 2004) – SAFLINK® Corporation (NASDAQ: SFLK), a provider of biometric and smart card security solutions, today announced the addition of Frank J. Cilluffo, former Special Assistant to the President for Homeland Security, to its Board of Directors. During his White House tenure, Mr. Cilluffo was a principal advisor to U.S. Secretary of Homeland Security Tom Ridge and directed the President’s Homeland Security Advisory Council. He currently serves as Associate Vice President for Homeland Security at The George Washington University, where he also directs the Homeland Security Policy Institute and teaches a graduate level course at the Elliott School of International Affairs.

“I believe Mr. Cilluffo’s contributions to SAFLINK will play a very important role in our continued success in homeland security initiatives,” said Glenn Argenbright, CEO of SAFLINK. “For years, he has been one of our government’s most outspoken and respected champions in the fight against terrorism and cyberterrorism. We intend to leverage his expertise in our efforts to help organizations achieve their security goals.”

Mr. Cilluffo was appointed by President George W. Bush to the Office of Homeland Security shortly after its creation. In his capacity as Special Assistant to the President for External Affairs, Mr. Cilluffo was responsible for engaging and building partnerships with the private sector, academic institutions, and state and local officials and emergency responders on homeland security policies and initiatives. Prior to his White House appointment, Mr. Cilluffo served for eight years in senior policy positions with the Center for Strategic & International Studies (CSIS), a Washington based think tank. At CSIS, he chaired or directed numerous committees and task forces on homeland defense, counterterrorism, transnational crime, and information warfare and information assurance.

“Technology will play an even more critical role as we translate current security concepts and policies into practices and lasting capabilities at all levels of government, the private sector, and individual users,” said Mr. Cilluffo. “I believe SAFLINK is very well positioned to deliver this technology – offering a doorway-to-desktop identity assurance platform that combines biometrics, smart cards and PKI capabilities, and providing high assurance solutions required by security-centric government organizations. I am pleased to lend my expertise and experience to help SAFLINK deliver its solutions throughout the government sector.”

Mr. Cilluffo presently serves and has served on various national security-related committees sponsored by the U.S. government and non-profit organizations, including a current appointment to the Homeland Security Advisory Council by Secretary Tom Ridge. He has co-authored six books on terrorism, cybersecurity and organized crime, in addition to being published extensively in professional journals, magazines and newspapers worldwide.

About SAFLINK

SAFLINK Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK’s software provides Identity Assurance Management™, allowing administrators to verify the identity and control access to computer networks, physical facilities, applications, and time and attendance systems.

Litronic, Inc., a wholly-owned subsidiary of SAFLINK and global provider of secure identity management and information assurance products for the government and commercial markets, offers protection for popular applications such as e-mail, instant messaging, web transactions, and individual files. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “SAFLINK” and “The Power of Biometric Authentication” are registered trademarks of SAFLINK Corporation. “Protecting your enterprise through secure authentication” and “Identity Assurance Management” are trademarks of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company’s financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the security market, and in its Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

PR #04-38

SAFLINK COMPANY CONTACT:

SAFLINK Corporation

Thomas Doggett, Director of Marketing

(800) 762-9595

tdoggett@saflink.com

SAFLINK PRESS CONTACT:

Sterling Communications

Rachel Berry

(253) 853-5030

rberry@sterlingpr.com

INVESTOR RELATIONS CONTACT

MKR Group, LLC

Todd Kehrli

(818) 556-3700

ir@mkr-group.com